As filed with the Securities and Exchange Commission on December 29, 2022

Registration Statement No. 333-268797

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GE HealthCare Technologies Inc.

(Exact name of Registrant as specified in its charter)

Delaware	3844	88-2515116
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

500 W. Monroe Street

Chicago, IL

617-443-3400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frank R. Jimenez, Esq.

500 W. Monroe Street

Chicago, IL

60661

617-443-3400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Christodoulos Kaoutzanis, Esq.

John C. Kennedy, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

212-373-3000 (Telephone)

212-757-3990 (Facsimile)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(b) of the Securities Act.    ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

GE HealthCare Technologies Inc. (“GE HealthCare” or the “Company”) is filing this Amendment No. 1 (the “Amendment”) to its Registration Statement on Form S-1 (File No. 333-268797) as an exhibits only filing to file Exhibits 5.1, 23.1, 23.2, 23.3, and 23.4. Since the filing of the Registration Statement on Form S-1 on December 14, 2022, GE HealthCare, formerly known as GE Healthcare Holding LLC, has converted into a corporation and has been re-named GE HealthCare Technologies Inc. This Amendment consists only of the facing page of the Registration Statement, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement, and the filed exhibits. Other than the aforementioned changes, the prospectus has not changed and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with the issuance of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$2,635.28
Legal fees and expenses	50,000.00
Accounting fees and expenses	300,000.00
Printing expenses	50,000.00
Total	$402,635.28

Item 14. Indemnification of Directors and Officers.

Delaware law authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors’ and officers’ fiduciary duties as directors or officers, as applicable, and our certificate of incorporation includes such an exculpation provision. The Company’s bylaws include provisions that indemnify, to the fullest extent allowable under the Delaware General Corporation Law (“DGCL”), the personal liability of directors or officers for monetary damages for actions taken as a director or officer of the Company, or for serving at our request as a director, officer, employee, or agent at another corporation or enterprise, as the case may be. The Company’s bylaws also provide that the Company must indemnify and advance expenses to the Company’s directors, officers, and employees, subject to the Company’s receipt of an undertaking from the indemnified party as may be required under the DGCL.

The limitation of liability and indemnification provisions that are included in the Company’s certificate of incorporation and bylaws, respectively, may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against the Company’s directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. However, these provisions will not limit or eliminate the Company’s rights, or those of any stockholder, to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding against any of the Company’s directors, officers, or employees for which indemnification is sought.

Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

The Company currently maintains insurance policies which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of the Company.

The Company will enter into an indemnification agreement with each of its directors that provides, in general, that the Company will indemnify them to the fullest extent permitted by law in connection with their service to the Company or on its behalf.

Item 15.	Recent Sales of Unregistered Securities.

On May 16, 2022, GE HealthCare issued 100 shares representing the limited liability interests in GE Healthcare Holding LLC, par value $0.01 per share, to GE for an aggregate consideration of $1.00. On December 29, 2022, after giving effect to GE HealthCare’s conversion from a limited liability company to a corporation, 453,869,824 shares of common stock, par value $0.01 per share, of GE HealthCare were held by GE. The shares of common stock described above were issued in reliance on the exemption contained in to Section 4(a)(2) of the Securities Act on the basis that the transaction did not involve a public offering. No underwriters were involved in the transaction.

Item 16.	Exhibits, Financial Statements and Financial Statement Schedules.

(a) Exhibits

Exhibit Description

2.1	Separation and Distribution Agreement, dated as of November 7, 2022, by and between General Electric Company and the registrant (incorporated by reference to Exhibit 2.1 of GE Healthcare Holding LLC’s Registration Statement on Form 10 filed with the SEC on December 2, 2022, File No. 001-41528).†

3.1	Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 of GE HealthCare Technologies Inc.’s Current Report on Form 8-K filed with the SEC on December 29, 2022).

3.2	Bylaws of the registrant (incorporated by reference to Exhibit 3.2 of GE HealthCare Technologies Inc.’s Current Report on Form 8-K filed with the SEC on December 29, 2022).

4.1	Base Indenture, dated as of November 22, 2022, among GE Healthcare Holding LLC and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 of GE Healthcare Holding LLC’s Registration Statement on Form 10 filed with the SEC on December 2, 2022, File No. 001-41528).

4.2	First Supplemental Indenture, dated as of November 22, 2022, between GE Healthcare Holding LLC and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.2 of GE Healthcare Holding LLC’s Registration Statement on Form 10 filed with the SEC on December 2, 2022, File No. 001-41528).

4.3	Registration Rights Agreement, dated as of November 22, 2022, among GE Healthcare Holding LLC, BofA Securities, Inc., and Morgan Stanley & Co. LLC (incorporated by reference to Exhibit 4.3 of General Electric Company’s Current Report on Form 8-K filed with the SEC on November 23, 2022).

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.*

10.1	Form of Transition Services Agreement, by and between General Electric Company and the registrant (incorporated by reference to Exhibit 10.1 of GE Healthcare Holding LLC’s Registration Statement on Form 10 filed with the SEC on December 2, 2022, File No. 001-41528).

10.2	Form of Tax Matters Agreement, by and between General Electric Company and the registrant (incorporated by reference to Exhibit 10.2 of GE Healthcare Holding LLC’s Registration Statement on Form 10 filed with the SEC on December 2, 2022, File No. 001-41528).

10.3	Form of Employee Matters Agreement, by and between General Electric Company and the registrant (incorporated by reference to Exhibit 10.3 of GE Healthcare Holding LLC’s Registration Statement on Form 10 filed with the SEC on December 2, 2022, File No. 001-41528).

10.4	Form of Trademark License Agreement, by and between General Electric Company and a subsidiary of the registrant (incorporated by reference to Exhibit 10.4 of GE Healthcare Holding LLC’s Registration Statement on Form 10 filed with the SEC on December 2, 2022, File No. 001-41528).†

Exhibit Description

10.5	Form of Real Estate Matters Agreement, by and between General Electric Company and the registrant (incorporated by reference to Exhibit 10.5 of GE Healthcare Holding LLC’s Registration Statement on Form 10 filed with the SEC on December 2, 2022, File No. 001-41528).

10.6	Form of Stockholder and Registration Rights Agreement, by and between General Electric Company and the registrant (incorporated by reference to Exhibit 10.6 of GE Healthcare Holding LLC’s Registration Statement on Form 10 filed with the SEC on December 2, 2022, File No. 001-41528).†

10.7	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.7 of GE Healthcare Holding LLC’s Registration Statement on Form 10 filed with the SEC on December 2, 2022, File No. 001-41528).

10.8	Term Loan Agreement, dated as of November 4, 2022, by and among GE Healthcare Holding LLC, as the borrower, the lenders from time to time party thereto and Citibank, N.A., as administrative agent (incorporated by reference to Exhibit 10.8 of GE Healthcare Holding LLC’s Registration Statement on Form 10 filed with the SEC on December 2, 2022, File No. 001-41528).

10.9	364-Day Revolving Credit Agreement, dated as of November 4, 2022, by and among GE Healthcare Holding LLC, as the borrower, the lenders from time to time party thereto and Citibank, N.A., as administrative agent (incorporated by reference to Exhibit 10.9 of GE Healthcare Holding LLC’s Registration Statement on Form 10 filed with the SEC on December 2, 2022, File No. 001-41528).

10.10	Credit Agreement, dated as of November 4, 2022, by and among GE Healthcare Holding LLC, as the borrower, the lenders from time to time party thereto and Citibank, N.A., as administrative agent (incorporated by reference to Exhibit 10.10 of GE Healthcare Holding LLC’s Registration Statement on Form 10 filed with the SEC on December 2, 2022, File No. 001-41528).

10.11	GE HealthCare 2023 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.11 of GE Healthcare Holding LLC’s Registration Statement on Form S-1 as filed with the SEC on December 14, 2022, File No. 333-268797).

10.12	GE HealthCare Mirror 2022 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.12 of GE Healthcare Holding LLC’s Registration Statement on Form S-1 as filed with the SEC on December 14, 2022, File No. 333-268797).

10.13	GE HealthCare Mirror 2007 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.13 of GE Healthcare Holding LLC’s Registration Statement on Form S-1 as filed with the SEC on December 14, 2022, File No. 333-268797).

10.14	GE HealthCare Mirror 1990 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.14 of GE Healthcare Holding LLC’s Registration Statement on Form S-1 as filed with the SEC on December 14, 2022, File No. 333-268797).

10.15	Offer Letter with Peter J. Arduini, dated June 15, 2021 (incorporated by reference to Exhibit 10.15 of GE Healthcare Holding LLC’s Registration Statement on Form 10 filed with the SEC on December 2, 2022, File No. 001-41528).

10.16	Amended Offer Letter with Peter J. Arduini, dated November 16, 2022 (incorporated by reference to Exhibit 10.16 of GE Healthcare Holding LLC’s Registration Statement on Form 10 filed with the SEC on December 2, 2022, File No. 001-41528).

10.17	Settlement Agreement with Kieran Murphy, dated December 21, 2021 (incorporated by reference to Exhibit 10.17 of GE Healthcare Holding LLC’s Registration Statement on Form 10 filed with the SEC on December 2, 2022, File No. 001-41528).

10.18	Performance Share Grant Agreement for H. Lawrence Culp, Jr., dated August 18, 2020 (incorporated by reference to Exhibit 10.18 of GE Healthcare Holding LLC’s Registration Statement on Form 10 filed with the SEC on December 2, 2022, File No. 001-41528).

10.19	Notice of Adjustment to the Performance Share Grant Agreement for H. Lawrence Culp, Jr., effective July 30, 2021 (incorporated by reference to Exhibit 10.19 of GE Healthcare Holding LLC’s Registration Statement on Form 10 filed with the SEC on December 2, 2022, File No. 001-41528).

10.20	Performance Stock Unit Grant Agreement for Peter J. Arduini, dated February 23, 2022 (incorporated by reference to Exhibit 10.20 of GE Healthcare Holding LLC’s Registration Statement on Form 10 filed with the SEC on December 2, 2022, File No. 001-41528).

10.21	GE HealthCare Annual Executive Incentive Plan (incorporated by reference to Exhibit 10.21 of GE Healthcare Holding LLC’s Registration Statement on Form 10 filed with the SEC on December 2, 2022, File No. 001-41528).

Exhibit Description

10.22	GE HealthCare Restoration Plan (incorporated by reference to Exhibit 10.22 of GE Healthcare Holding LLC’s Registration Statement on Form 10 filed with the SEC on December 2, 2022, File No. 001-41528).

10.23	GE HealthCare U.S. Executive Severance Plan (incorporated by reference to Exhibit 10.23 of GE Healthcare Holding LLC’s Registration Statement on Form 10 filed with the SEC on December 2, 2022, File No. 001-41528).

16.1	Letter of KPMG, dated February 12, 2021 (incorporated by reference to Exhibit 16.1 of General Electric Company’s Current Report on Form 8-K filed with the SEC on February 12, 2021).

21.1	Subsidiaries of the registrant (incorporated by reference to Exhibit 21.1 of GE Healthcare Holding LLC’s Registration Statement on Form 10 filed with the SEC on December 2, 2022, File No. 001-41528).

23.1	Consent of Deloitte & Touche LLP.*

23.2	Consent of Deloitte & Touche LLP.*

23.3	Consent of KPMG LLP.*

23.4	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).*

99.1	Consent of H. Lawrence Culp, Jr. as Director Nominee (incorporated by reference to Exhibit 99.1 of GE Healthcare Holding LLC’s Registration Statement on Form S-1 as filed with the SEC on December 14, 2022, File No. 333-268797).

99.2	Consent of Peter J. Arduini as Director Nominee (incorporated by reference to Exhibit 99.2 of GE Healthcare Holding LLC’s Registration Statement on Form S-1 as filed with the SEC on December 14, 2022, File No. 333-268797).

99.3	Consent of Rodney F. Hochman as Director Nominee (incorporated by reference to Exhibit 99.3 of GE Healthcare Holding LLC’s Registration Statement on Form S-1 as filed with the SEC on December 14, 2022, File No. 333-268797).

99.4	Consent of Lloyd W. Howell, Jr. as Director Nominee (incorporated by reference to Exhibit 99.4 of GE Healthcare Holding LLC’s Registration Statement on Form S-1 as filed with the SEC on December 14, 2022, File No. 333-268797).

99.5	Consent of Anne T. Madden as Director Nominee (incorporated by reference to Exhibit 99.5 of GE Healthcare Holding LLC’s Registration Statement on Form S-1 as filed with the SEC on December 14, 2022, File No. 333-268797).

99.6	Consent of Tomislav Mihaljevic as Director Nominee (incorporated by reference to Exhibit 99.6 of GE Healthcare Holding LLC’s Registration Statement on Form S-1 as filed with the SEC on December 14, 2022, File No. 333-268797).

99.7	Consent of Risa Lavizzo-Mourey as Director Nominee (incorporated by reference to Exhibit 99.7 of GE Healthcare Holding LLC’s Registration Statement on Form S-1 as filed with the SEC on December 14, 2022, File No. 333-268797).

99.8	Consent William J. Stromberg as Director Nominee (incorporated by reference to Exhibit 99.8 of GE Healthcare Holding LLC’s Registration Statement on Form S-1 as filed with the SEC on December 14, 2022, File No. 333-268797).

99.9	Consent of Phoebe L. Yang as Director Nominee (incorporated by reference to Exhibit 99.9 of GE Healthcare Holding LLC’s Registration Statement on Form S-1 as filed with the SEC on December 14, 2022, File No. 333-268797).

107	Filing Fee Table (incorporated by reference to Exhibit 107 of GE HealthCare Holding LLC’s Registration Statement on Form S-1 as filed with the SEC on December 14, 2022, File No. 333-268797).

*	Filed herewith
†

Certain portions of this exhibit have been redacted pursuant to Item 601(b)(2)(ii) and Item 601(b)(10)(iv) of Regulation S-K, as applicable. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

(b)    Financial Statement Schedules

See the Index to Combined Financial Statements included on page F-1 for a list of the financial statements included in this registration statement.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, state of Illinois, on December 29, 2022.

GE HealthCare Technologies Inc.

By:	/s/ Robert M. Giglietti
Name: Robert M. Giglietti
Title: Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on December 29, 2022.

Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	December 29, 2022
Peter J. Arduini

*	Chief Financial Officer (Principal Financial Officer)	December 29, 2022
Helmut Zodl

*	Controller and Chief Accounting Officer (Principal Accounting Officer)	December 29, 2022
George A. Newcomb

*	Director	December 29, 2022
Robert M. Giglietti

*	Director	December 29, 2022
Catherine Lesjak

Director
Michael Holston

*By:	/s/ Jenny L. Lauth
Jenny L. Lauth
Attorney-in-Fact